Exhibit 99.1

Tenneco Reports First Quarter Financial Results

  Revenue increases 9% to $1.9 billion
  Net income of $30 million, or 49-cents per diluted share, including refinancing costs
  Record low first quarter net debt to adjusted LTM EBITDA ratio of 1.9x

LAKE FOREST, Ill.--(BUSINESS WIRE)--April 30, 2012--Tenneco Inc. (NYSE: TEN) reported first quarter net income of $30 million, or 49-cents per diluted share, versus net income of $47 million, or 75-cents per diluted share, in first quarter 2011. Net income includes $11 million after-tax, or 18-cents per diluted share, in costs related to successfully refinancing the company’s senior credit facility and retiring bonds due in 2015. The refinancing is expected to lower annual interest expense by about $20 million.

On an adjusted basis, net income rose to $41 million, or 66-cents per diluted share, compared with $39 million, or 63-cents per diluted share, a year ago. The tables in this press release reconcile GAAP results to non-GAAP results.

Revenue

Total revenue in the quarter increased 9% to $1.912 billion, from $1.760 billion in first quarter 2011. Revenue excluding substrate sales and currency rose to $1.499 billion, versus $1.337 billion. The revenue increase was driven by the company’s strong customer and platform position and higher OE light vehicle production volumes, incremental commercial vehicle revenue and higher North America aftermarket revenue. The year-over-year revenue comparison includes a negative currency impact of $50 million.

In the first quarter, total OE commercial and specialty vehicle revenue was $222 million, up from $147 million a year ago.

EBIT and EBIT Margin

EBIT (earnings before interest, taxes and noncontrolling interests) increased to $96 million from $94 million in first quarter 2011. Adjusted EBIT was $97 million, versus $95 million a year ago.

EBIT was driven by higher light vehicle production volumes, growing commercial vehicle revenue as these programs ramp up and higher North America aftermarket sales. The aftermarket negatively impacted EBIT by $11 million on product mix and new business changeover costs in North America and significant declines in Europe aftermarket sales as well as product mix. South America negatively impacted EBIT by $5 million on lower OE revenues driven by industry volumes and the company's decision to relinquish a platform due to pricing and profitability. EBIT includes $4 million in unfavorable currency.

The company reported the following EBIT as a percent of revenue and EBIT as a percent of value-add revenue (revenue excluding substrate sales).

	Q1 2012	Q1 2011

EBIT as a percent of revenue	5.0%	5.3%
EBIT as a percent of value-add revenue	6.6%	7.0%

Adjusted EBIT as a percent of revenue	5.1%	5.4%
Adjusted EBIT as a percent of value-add revenue	6.7%	7.1%

  In North America, EBIT margin improvement in the OE emission control business, driven by light vehicle production and commercial vehicle revenue; and strengthening margins in the OE ride control business were more than offset by the aftermarket product mix shift and changeover costs for new aftermarket business.
  In the Europe, South America and India segment, EBIT margin improvement in the OE emission control business, fueled by higher volumes on Tenneco-supplied platforms, and the positive contribution from the India operations were more than offset by a mix shift and significant sales declines in the Europe aftermarket, and lower OE revenues in South America.
  In the Asia Pacific segment, continuing OE volume strength in China was more than offset by costs to expand capacity.

"Our growth plans and new program launches are on track and delivering results with revenue driven by our strong global position on light vehicle platforms and the ongoing ramp-up of commercial vehicle programs, particularly in North America," said Gregg Sherrill, chairman and CEO, Tenneco. "We're pleased with our top-line growth, the strong performance of our OE emission control business and the continuing improvement of our North American OE ride control business. Specific business and market factors in the global aftermarket and South America did impact our EBIT and EBIT margin in the quarter."

Adjusted first quarter 2012 and 2011 results:

(millions except per share amounts)	Q1 2012				Q1 2011
	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$145	$96	$30	$0.49	$145	$94	$47	$0.75

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	1	1	1	0.01	1	1	1	0.01
Costs related to refinancing	-	-	11	0.18	-	-	1	0.01
Net tax adjustments	-	-	(1)	(0.02)	-	-	(10)	(0.14)

Non-GAAP earnings measures	$146	$97	$41	$0.66	$146	$95	$39	$0.63

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)

First quarter 2012 adjustments:

  Restructuring and related expenses of $1 million pre-tax, or 1-cent per diluted share;
  $17 million in pre-tax costs, or 18-cents per diluted share related to refinancing the company’s senior credit facility and retiring senior notes due in 2015;
  Net tax benefits of $1 million, or 2-cents per diluted share, related to the valuation allowance on U.S. tax benefits.

First quarter 2011 adjustments:

  Restructuring and related expenses of $1 million pre-tax, or 1-cent per diluted share;
  Costs of $1 million pre-tax, or 1-cent per diluted share, related to retiring the company’s remaining 8 5/8 percent notes from the December 2010 refinancing transaction, which replaced them with 6 7/8 percent notes;
  Net tax benefits of $10 million, or 14-cents per diluted share, primarily related to U.S. taxable income with no associated tax expense due to the company’s net operating loss position and income generated in lower tax rate jurisdictions, partially offset by the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

Cash

Cash from operations was a use of $85 million in the quarter, an $18 million improvement compared with cash use of $103 million a year ago. The cash performance was driven by working capital improvements and is in line with the normal seasonality of the company’s cash flow.

Tenneco continues to strategically invest in growth with capital expenditures in the quarter of $59 million, up from $41 million the prior year. The majority of spending was in the Europe and North America OE businesses to support new light and commercial vehicle customer program launches, and in China to accommodate new programs and new customers.

Debt

Tenneco’s net debt at March 31, 2012 was $1.165 billion, versus $1.132 billion the prior year. The leverage ratio (net debt to adjusted LTM EBITDA including noncontrolling interests) was 1.9x, its lowest first quarter level and down from 2.1x a year ago.

FIRST QUARTER REPORTING SEGMENTS

NORTH AMERICA

(millions except percents)	Q1 12 Revenues	% Change vs. Q1 11	Q1 12 Revenues Excluding Currency & Substrate Sales	% Change vs. Q1 11
North America Original Equipment
Ride Control	$171	12%	$171	13%
Emission Control	617	18%	340	23%
Total North America Original Equipment	788	16%	511	19%

North America Aftermarket
Ride Control	146	14%	146	14%
Emission Control	52	14%	52	14%
Total North America Aftermarket	198	14%	198	14%

Total North America	$986	16%	$709	18%

  OE revenue was driven by content on strong-selling platforms including the Ford Focus, GM Silverado/Sierra and the Chevrolet Equinox, and a 50% year-over-year increase in commercial vehicle revenue.
  Aftermarket revenue increased on higher unit sales in both product lines including a product mix change with higher demand for an expanded value line of products.
  North America EBIT was $71 million, up 15% from $62 million in first quarter 2011. EBIT includes $1 million in negative currency.
  EBIT was driven by higher OE production volumes, incremental commercial vehicle revenue and higher aftermarket sales. The OE emission control business delivered a strong EBIT performance and the OE ride control business also contributed positively with sequential improvement. The aftermarket product mix had a $6 million negative impact on EBIT and customer changeover costs were $2 million higher year-over-year.

EUROPE, SOUTH AMERICA AND INDIA

(millions except percents)	Q1 12 Revenues	% Change vs. Q1 11	Q1 12 Revenues Excluding Currency & Substrate Sales	% Change vs. Q1 11
Europe Original Equipment
Ride Control	$139	0%	$146	5%
Emission Control	381	1%	262	4%
Total Europe Original Equipment	520	1%	408	4%

Europe Aftermarket
Ride Control	43	(3%)	46	3%
Emission Control	22	(26%)	23	(20%)
Total Europe Aftermarket	65	(12%)	69	(7%)

South America & India	147	(3%)	137	9%

Total Europe, South America & India	$732	(1%)	$614	4%

  Europe OE revenue was primarily driven by volume strength and platform position on the Daimler Sprinter, VW Golf, and Daimler B-class, and incremental revenue on the VW Up and Amarok as well as from the initial ramp-up on commercial vehicle programs.
  Europe aftermarket revenue decreased, primarily driven by declining emission control sales due to weakening market conditions throughout the region. Unit sales of ride control products in Eastern Europe with a lower premium mix increased, and unit sales in Western Europe declined on a year-over-year comparison.
  Revenue for South America and India was impacted by lower revenues in South America due to volume declines and the company’s decision to relinquish a platform due to pricing and profitability. A double digit revenue increase in India helped offset the decrease in South America.
  EBIT for Europe, South America and India was $17 million, versus $24 million a year ago. EBIT includes $1 million in restructuring expense in both first quarter 2012 and 2011. EBIT includes $2 million in unfavorable currency.
  EBIT was driven by stronger performance in the OE emission control business and positive results in India, more than offset by a negative $3 million impact in the Europe aftermarket primarily due to volume declines and the mix shift, and a $5 million negative impact primarily from lower volumes and the relinquished platform in South America.

ASIA PACIFIC

(millions except percents)	Q1 12 Revenues	% Change vs. Q1 11	Q1 12 Revenues Excluding Currency & Substrate Sales	% Change vs. Q1 11
Asia	$155	18%	$140	28%

Australia	39	3%	36	2%

Total Asia Pacific	$194	15%	$176	22%

  Asia revenue increased on volume strength in China and a strong platform mix on key programs with Audi, VW and Hyundai.
  In Australia, an increase in OE revenues was partially offset by lower aftermarket sales.
  Asia Pacific EBIT was $8 million, flat with a year ago. EBIT includes $1 million in unfavorable currency.
  Asia Pacific EBIT was driven by strong volumes in China, which were offset by higher planned costs associated with expanding capacity to accommodate new platforms and new customers in China.

OUTLOOK

In the second quarter, according to IHS Automotive forecasts*, global light vehicle production is expected to rise 7% year-over-year with North America increasing 21%, South America up 4% and China up 18%. While the production environment in most regions is expected to be strong, Europe light vehicle production is forecasted to decline 9% compared with last year.

“With the exception of Europe where we remain cautious about the economic and market conditions, the global production forecasts in our major markets are positive for the second quarter. We expect to benefit from leveraging these higher volumes and our strong execution on our commercial vehicle launches,” said Sherrill. “We also expect to improve margins with continued growth and the plans we’re executing for the remainder of the year.”

Tenneco has implemented price increases with its aftermarket customers in Europe and North America and expects to see the full effect of these increases in the second quarter.

In North America, the company expects continued margin improvement in the OE emission control business, driven by higher volumes and the benefit from commercial vehicle programs. The North America OE ride control business continues to improve sequentially and margins are expected to strengthen in the second quarter.

In Europe, the OE emission control business is expected to benefit from its strong customer and platform mix with positive contribution from the ramp up of new commercial vehicle business.

In South America, Tenneco has completed a restructuring action to address the volume decline from relinquishing business on a platform and anticipates positive volume contributions to margins as the production environment improves in the second quarter. In addition, having won significant commercial vehicle business in South America, Tenneco expects to benefit from these programs as they continue to ramp up in the second quarter.

Strong OE volumes in China will continue to drive EBIT for the Asia Pacific segment. Costs associated with preparing for new programs and new customers are not fully absorbed but will continue to improve as programs ramp up and added capacity becomes fully utilized at the new facilities.

*IHS Automotive production estimates April 2012

Attachment 1
Statements of Income – 3 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months

CONFERENCE CALL

The company will host a conference call on Monday, April 30, 2012 at 10:00 a.m. ET. The dial-in number is 888-603-9618 (domestic) or 517-308-9002 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on April 30, 2012 through May 30, 2012. To access this recording, dial 800-877-2672 (domestic) or 203-369-3376 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

2012 ANNUAL MEETING

The Tenneco Board of Directors has scheduled the company’s annual meeting of shareholders for Wednesday, May 16, 2012 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois.

Tenneco is a $7.2 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 24,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker® and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(iv) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(v) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vi) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(vii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(viii) workforce factors such as strikes or labor interruptions;

(ix) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(x) the negative impact of higher fuel prices on transportation and logistics costs, raw material costs and discretionary purchases of vehicles or aftermarket products;

(xi) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xii) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(xiii) product warranty costs;

(xiv) the cost and outcome of existing and any future legal proceedings;

(xv) economic, exchange rate and political conditions in the countries where we operate or sell our products;

(xvi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xvii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xviii) changes in accounting estimates and assumptions, including changes based on additional information;

(xix) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals, as well as the impact of the enforcement of, changes to or compliance with laws and regulations, including those pertaining to environmental concerns, pensions or other regulated activities;

(xx) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2011.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED MARCH 31,
(Millions except per share amounts)

	2012		2011
Net sales and operating revenues	$1,912		$1,760

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,607	(a)	1,466	(d)
Engineering, research and development	38		35
Selling, general and administrative	118		109
Depreciation and amortization of other intangibles	49		51
Total costs and expenses	1,812		1,661

Loss on sale of receivables	(1)		(1)
Other income (expense)	(3)		(4)
Total other income (expense)	(4)		(5)

Earnings before interest expense, income taxes, and noncontrolling interests
North America	71		62
Europe, South America & India	17	(a)	24	(d)
Asia Pacific	8		8
	96		94

Interest expense (net of interest capitalized)	42	(b)	28	(e)
Earnings before income taxes and noncontrolling interests	54		66

Income tax expense	18	(c)	14	(f)
Net income	36		52

Less: Net income attributable to noncontrolling interests	6		5
Net income attributable to Tenneco Inc.	$30		$47

Weighted average common shares outstanding:
Basic	60.2		59.8
Diluted	61.7		62.1

Earnings per share of common stock:
Basic	$0.50		$0.78
Diluted	$0.49		$0.75

(a) Includes restructuring and related charges of $1 million pre-tax, $1 million after tax or $0.01 per diluted share, which is recorded in cost of sales in Europe, South America and India.

(b) Includes pre-tax expenses of $17 million, $11 million after tax or $0.18 per share for costs related to refinancing activities.

(c) Includes net tax benefits of $1 million or $0.02 per diluted share primarily related to U.S. taxable income with no associated tax expense due to the company's net operating loss position and income generated in lower tax rate jurisdictions, partially offset by the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

(d) Includes restructuring and related charges of $1 million pre-tax, $1 million after tax or $0.01 per diluted share, which is recorded in cost of sales in Europe, South America and India.

(e) Includes pre-tax expenses of $1 million, $1 million after tax or $0.01 per share for costs related to refinancing activities.

(f) Includes net tax benefits of $10 million or $0.14 per diluted share primarily related to U.S. taxable income with no associated tax expense due to the company's net operating loss position and income generated in lower tax rate jurisdictions, partially offset by the impact of recording a valuation allowance against the tax benefit for losses in certain foreign jurisdictions.

	ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		March 31, 2012		December 31, 2011

Assets

	Cash and cash equivalents	$193		$214

	Receivables, net	1,172	(a)	980	(a)

	Inventories	679		592

	Other current assets	215		193

	Investments and other assets	315		311

	Plant, property, and equipment, net	1,077		1,047

	Total assets	$3,651		$3,337

Liabilities and Shareholders' Equity

	Short-term debt	$94		$66

	Accounts payable	1,270		1,171

	Accrued taxes	43		44

	Accrued interest	14		13

	Other current liabilities	292		276

	Long-term debt	1,264	(b)	1,158	(b)

	Deferred income taxes	50		51

	Deferred credits and other liabilities	504		503

	Redeemable noncontrolling interests	13		12

	Tenneco Inc. shareholders' equity	62		-

	Noncontrolling interests	45		43

	Total liabilities, redeemable noncontrolling interests and shareholders' equity	$3,651		$3,337

		March 31, 2012		December 31, 2011
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$139		$121

		March 31, 2012		December 31, 2011
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$260		$24
	Term loan A (Due 2017)	250		-
	Term loan B (Due 2016)	-		148
	8.125% senior notes (Due 2015)	18		250
	7.75% senior notes (Due 2018)	225		225
	6.875% senior notes (Due 2020)	500		500
	Other long term debt	11		11

		$1,264		$1,158

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	March 31,
	2012	2011

Operating activities:
Net income	$36	$52
Adjustments to reconcile net income to net cash used by operating activities -
Depreciation and amortization of other intangibles	49	51
Stock-based compensation	4	2
Deferred income taxes	(5)	(5)
Loss on sale of assets	1	-
Changes in components of working capital-
(Inc.)/dec. in receivables	(181)	(251)
(Inc.)/dec. in inventories	(76)	(77)
(Inc.)/dec. in prepayments and other current assets	(16)	(15)
Inc./(dec.) in payables	88	139
Inc./(dec.) in accrued taxes	1	8
Inc./(dec.) in accrued interest	-	8
Inc./(dec.) in other current liabilities	13	1
Changes in long-term assets	8	(3)
Changes in long-term liabilities	(5)	(12)
Other	(2)	(1)
Net cash used by operating activities	(85)	(103)

Investing activities:
Proceeds from sale of assets	1	4
Cash payments for plant, property & equipment	(65)	(46)
Cash payments for software-related intangible assets	(4)	(3)
Net cash used by investing activities	(68)	(45)

Financing activities:
Issuance of long-term debt	250	-
Debt issuance costs on long-term debt	(12)	-
Retirement of long-term debt	(381)	(22)
Net inc./(dec.) in bank overdrafts	2	7
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	233	47
Net inc./(dec.) in short-term borrowings secured by accounts receivable	30	82
Net cash provided by financing activities	122	114

Effect of foreign exchange rate changes on cash and cash equivalents	10	-

Decrease in cash and cash equivalents	(21)	(34)
Cash and cash equivalents, January 1	214	233
Cash and cash equivalents, March 31	$193	$199

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$35	$19
Cash paid during the period for income taxes (net of refunds)	17	10

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$29	$25

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q1 2012
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$30

Net income attributable to noncontrolling interests				6

Net income				36

Income tax expense				18

Interest expense (net of interest capitalized)				42

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$71	$17	$8	96

Depreciation and amortization of other intangibles	22	21	6	49

Total EBITDA including noncontrolling interests (2)	$93	$38	$14	$145

	Q1 2011
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$47

Net income attributable to noncontrolling interests				5

Net income				52

Income tax expense				14

Interest expense (net of interest capitalized)				28

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$62	$24	$8	94

Depreciation and amortization of other intangibles	23	22	6	51

Total EBITDA including noncontrolling interests (2)	$85	$46	$14	$145

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q1 2012				Q1 2011
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$ 145	$ 96	$ 30	$ 0.49	$ 145	$ 94	$ 47	$ 0.75

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	1	1	1	0.01	1	1	1	0.01
Costs related to refinancing	-	-	11	0.18	-	-	1	0.01
Net tax adjustments	-	-	(1)	(0.02)	-	-	(10)	(0.14)

Non-GAAP earnings measures	$ 146	$ 97	$ 41	$ 0.66	$ 146	$ 95	$ 39	$ 0.63

					Q1 2012
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$ 71	$ 17	$ 8	$ 96
Restructuring and related expenses					-	1	-	1
Adjusted EBIT					$ 71	$ 18	$ 8	$ 97

					Q1 2011
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$ 62	24	$ 8	$ 94
Restructuring and related expenses					-	1	-	1
Adjusted EBIT					$ 62	$ 25	$ 8	$ 95

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the first quarters of 2012 and 2011 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q1 2012
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$171	$-	$171	$-	$171
Emission Control	617	-	617	277	340
Total North America Original Equipment	788	-	788	277	511

North America Aftermarket
Ride Control	146	-	146	-	146
Emission Control	52	-	52	-	52
Total North America Aftermarket	198	-	198	-	198

Total North America	986	-	986	277	709

Europe Original Equipment
Ride Control	139	(7)	146	-	146
Emission Control	381	(20)	401	139	262
Total Europe Original Equipment	520	(27)	547	139	408

Europe Aftermarket
Ride Control	43	(3)	46	-	46
Emission Control	22	(1)	23	-	23
Total Europe Aftermarket	65	(4)	69	-	69

South America & India	147	(13)	160	23	137

Total Europe, South America & India	732	(44)	776	162	614

Asia	155	(7)	162	22	140

Australia	39	1	38	2	36

Total Asia Pacific	194	(6)	200	24	176

Total Tenneco Inc.	$1,912	$(50)	$1,962	$463	$1,499

	Q1 2011
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$152	$-	$152	$-	$152
Emission Control	526	-	526	249	277
Total North America Original Equipment	678	-	678	249	429

North America Aftermarket
Ride Control	127	-	127	-	127
Emission Control	46	-	46	-	46
Total North America Aftermarket	173	-	173	-	173

Total North America	851	-	851	249	602

Europe Original Equipment
Ride Control	139	-	139	-	139
Emission Control	376	-	376	124	252
Total Europe Original Equipment	515	-	515	124	391

Europe Aftermarket
Ride Control	44	-	44	-	44
Emission Control	30	-	30	-	30
Total Europe Aftermarket	74	-	74	-	74

South America & India	152	-	152	26	126

Total Europe, South America & India	741	-	741	150	591

Asia	131	-	131	21	110

Australia	37	-	37	3	34

Total Asia Pacific	168	-	168	24	144

Total Tenneco Inc.	$1,760	$-	$1,760	$423	$1,337

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO IC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q1 2012 vs. Q1 2011 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Revenues Excluding Currency and Substrate Sales	% Change
North America Original Equipment
Ride Control	$ 19	12%	$ 19	13%
Emission Control	91	18%	63	23%
Total North America Original Equipment	110	16%	82	19%

North America Aftermarket
Ride Control	19	14%	19	14%
Emission Control	6	14%	6	14%
Total North America Aftermarket	25	14%	25	14%

Total North America	135	16%	107	18%

Europe Original Equipment
Ride Control	-	0%	7	5%
Emission Control	5	1%	10	4%
Total Europe Original Equipment	5	1%	17	4%

Europe Aftermarket
Ride Control	(1)	(3%)	2	3%
Emission Control	(8)	(26%)	(7)	(20%)
Total Europe Aftermarket	(9)	(12%)	(5)	(7%)

South America & India	(5)	(3%)	11	9%

Total Europe, South America & India	(9)	(1%)	23	4%

Asia	24	18%	30	28%

Australia	2	3%	2	2%

Total Asia Pacific	26	15%	32	22%

Total Tenneco Inc.	$ 152	9%	$ 162	12%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended March 31,

		2012		2011

Total debt		$ 1,358		$ 1,331

Cash and cash equivalents		193		199

Debt net of cash balances (1)		$ 1,165		$ 1,132

Adjusted LTM EBITDA including noncontrolling interests (2) (3)		$ 605		$ 545

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)		1.9x		2.1x

	Q2 11	Q3 11	Q4 11	Q1 12	Q1 12 LTM

Net income attributable to Tenneco Inc.	$ 50	$ 30	$ 30	$ 30	$ 140

Net income attributable to noncontrolling interests	7	6	8	6	27

Income tax expense	30	21	23	18	92

Interest expense (net of interest capitalized)	26	27	27	42	122

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	113	84	88	96	381

Depreciation and amortization of other intangibles	54	51	51	49	205

Total EBITDA including noncontrolling interests (2)	167	135	139	145	586

Restructuring and related expenses	2	4	1	1	8

Goodwill impairment charge (5)	-	11	-	-	11

Total Adjusted EBITDA including noncontrolling interest (3)	$ 169	$ 150	$ 140	$ 146	$ 605

	Q2 10	Q3 10	Q4 10	Q1 11	Q1 11 LTM

Net income (loss) attributable to Tenneco Inc.	$ 40	$ 10	$ (18)	$ 47	$ 79

Net income attributable to noncontrolling interests	6	6	7	5	24

Income tax expense	15	15	24	14	68

Interest expense (net of interest capitalized)	32	36	49	28	145

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	93	67	62	94	316

Depreciation and amortization of other intangibles	53	55	53	51	212

Total EBITDA including noncontrolling interests (2)	146	122	115	145	528

Restructuring and related expenses	3	3	4	1	11

Pension charges (6)	-	4	2	-	6

Total Adjusted EBITDA including noncontrolling interest (3)	$ 149	$ 129	$ 121	$ 146	$ 545

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to annual adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, annual adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Non-cash asset impairment charge related to goodwill for Australia.

(6) Includes charges related to an actuarial loss for lump-sum pension payments.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions)

	Three Months Ended March 31,

	2012	2011

Original equipment revenues	$1,601	$1,463

Aftermarket revenues	311	297

Net sales and operating revenues	$1,912	$1,760

(1) Generally Accepted Accounting Principles

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q1 2012				Q1 2011
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total
Net sales and operating revenues	$ 986	$ 732	$ 194	$ 1,912	$ 851	$ 741	$ 168	$ 1,760

Less: Substrate sales	277	153	26	456	249	150	24	423

Value-add revenues	$ 709	$ 579	$ 168	$ 1,456	$ 602	$ 591	$ 144	$ 1,337

EBIT	$ 71	$ 17	$ 8	$ 96	$ 62	$ 24	$ 8	$ 94

EBIT as a % of revenue	7.2%	2.3%	4.1%	5.0%	7.3%	3.2%	4.8%	5.3%
EBIT as a % of value-add revenue	10.0%	2.9%	4.8%	6.6%	10.3%	4.1%	5.6%	7.0%

Adjusted EBIT	$ 71	$ 18	$ 8	$ 97	$ 62	$ 25	$ 8	$ 95

Adjusted EBIT as a % of revenue	7.2%	2.5%	4.1%	5.1%	7.3%	3.4%	4.8%	5.4%
Adjusted EBIT as a % of value-add revenue	10.0%	3.1%	4.8%	6.7%	10.3%	4.2%	5.6%	7.1%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating our company's operational performance without the impact of such substrate sales.

CONTACT:
Tenneco Inc.
Bill Dawson
Media inquiries
847 482-5807
bdawson@tenneco.com
or
Linae Golla
Investor inquiries
847 482-5162
lgolla@tenneco.com